Exhibit 10.21
CONSULTING AND NON-COMPETITION AGREEMENT
Nanosphere, Inc.
     THIS CONSULTING AGREEMENT (this “Agreement”) is made by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Chad A Mirkin (“Consultant”) as of the 31st day of October, 2002.
PREAMBLE
     WHEREAS, the Company has heretofore engaged the Consultant pursuant to a Consulting and Non-Competition Agreement dated as of January 18, 2000 (the “Prior Agreement”), and the Company desires to continue to engage the Consultant and the Consultant desires to continue to be engaged by the Company as a consultant pursuant to the terms hereof;
     WHEREAS, contemporaneously with the execution hereof, the Company has entered into a Series C Preferred Stock Purchase Agreement, effective as of October 31, 2002, with certain Purchasers named therein (the “Purchase Agreement”) pursuant to which the Company will issue and sell Series C Preferred Stock to the Purchasers;
     WHEREAS, the execution and delivery of this Agreement by the Consultant and the Company is a condition to the Purchasers’ obligations under the Purchase Agreement, including making the investment described therein;
     WHEREAS, as an inducement to the Purchasers to perform their obligations under the Purchase Agreement, including making the investment described therein, and in consideration for the Company’s engagement of the Consultant as a consultant to the Company, Consultant desires to enter into this Agreement; and
     WHEREAS, the Company is in the business of nano particle-based diagnostics and the business described in that certain October, 2002 Business Plan prepared by the Company, excluding, however, without limitation, anything related to dip-pen nanolithography (collectively, the “Business”), which Business relies on certain fundamental discoveries made, in part, by the Consultant in the field of nanoparticle technology (the Company’s “Science”);
     NOW, THEREFORE, in consideration of the terms and conditions set forth herein and in the Consultant’s Intellectual Property Rights, Non-Disclosure and Non-Competition Agreement, dated as of January 18, 2000, with the Company (the “Intellectual Property Agreement”), and the Purchase Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and in reliance upon the recitals set forth above, which are fully made a part of this Agreement, the Company and Consultant hereby agree as follows:
     1. Consulting Duties. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant to render services to the Company and the Consultant hereby accepts such engagement on the terms and conditions set forth herein during the Term (as defined in Paragraph 2 below). The Consultant shall provide such services to the Company as are reasonably requested by the Company. The Consultant shall perform his duties to the best of his ability in a diligent, trustworthy, businesslike and efficient manner. In the performance of his services hereunder, the Consultant shall abide by the general rules and regulations-of the Company and such laws, rules and regulations of any governmental agency that may be binding or effective upon the Consultant’s activities on behalf of the Company. The Consultant shall have no authority to bind or act on behalf of the Company, except in his capacity as an officer of the Company, if appointed as such by the Board of Directors of the Company. The Consultant shall not hold himself out as an employee of the Company. At all times during the Term hereof and for a period of twelve (12) months thereafter, the Company shall have full access to all of the books and records of the Consultant regarding the activities of the Consultant on behalf of the Company. Nothing herein shall be construed so as to limit Consultant’s ability to consult on behalf of other companies not engaging in a Competing Business (as defined below) or on behalf of other companies with respect to businesses that are not Competing Businesses. The Company hereby agrees and acknowledges that Consultant may act as a consultant to other companies that engage in Competing Businesses so long as the scope of such consultation does not deal with or in any way relate to the Business or the subject matter thereof.
     Without limiting the generality of the foregoing, the parties agree that among Consultant’s consulting duties and services hereunder shall be: (i) provision of scientific advice and counseling to the Company with regard to the Company’s Science; (ii) representation and promotion of the Company and its Science at scientific meetings and other public forums; (iii) participation, either singly, or with other Company representatives, at meetings and presentations on behalf of the Company; and (iv) participation in capital-raising activities on behalf of the Company.
     2. Term. The Consultant’s engagement hereunder shall commence on the date hereof and shall continue for an initial period of ten (10) years from the date hereof (the “Initial Period”), and shall automatically renew for successive one year periods (each, a “Renewal Period”) thereafter, unless either party gives the other party written notice of the non-renewal of such engagement at least sixty (60) days prior to the end of the Initial Period or the then current Renewal Period, as the case may be, of the Term, subject to early termination pursuant to Paragraph 8 hereof (the “Term”).
     3. Compensation. As compensation for the services rendered by the Consultant hereunder during the Term, the Company agrees to pay the Consultant fees at an initial annual rate of $60,000.00. Such fees shall be payable monthly or with such other frequency as may be agreed upon by the Company and the Consultant. The initial annual rate shall be subject to annual review and adjustment by the Company to reflect changes in market conditions (taking into consideration the demands imposed on the Consultant by the Company; equity and other forms of Consultant compensation and benefits; and such other factors as the Board of Directors of the Company, and any consultants it may retain, elect to consider after consultation with Consultant); provided, however, that no such annual adjustment shall reduce the annual rate of cash compensation hereunder below $60,000.00. The first such annual review shall begin in January 2003, and any adjustment resulting therefrom shall apply retroactively as of January 1, 2003. Each subsequent review shall commence in January of the applicable year with retroactive effect as of January 1 of that year. In addition, in anticipation and expectation that Consultant will continue to provide the services and fulfill the duties contracted for hereunder throughout the Initial Period, the Company will, simultaneously herewith, grant Consultant non-qualified stock options, under the 2000 Equity Incentive Plan Option Award Agreement for Chad A.

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Mirkin, for the purchase of up to 3,000,000 shares of its common stock, par value $.01 per share, to vest in three (3) equal annual installments beginning on the first anniversary hereof. If this Agreement is terminated for any reason prior to the expiration of the Initial Term, then the Consultant shall continue to provide such patent prosecution support and similar services as the Company shall reasonably request or as shall be required under any other agreement directly or indirectly applicable to Consultant. Such services shall be rendered under the direction of the Company, and as compensation therefor, the Consultant shall be paid by the Company in accordance with the Company’s normal payroll practices, at such hourly “market” rate as the Company and Consultant shall agree to in good faith and, absent such agreement, at the rate of $300.00 per hour.
     4. Expenses, The Company, promptly upon receipt of appropriate documentation and receipts from the Consultant, shall be responsible for or reimburse the Consultant with respect to any reasonable bona fide costs or expenses incurred by the Consultant in performing his duties and obligations hereunder, provided that any such costs or expenses greater than $5,000.00 shall have been pre-approved in writing by the Company. Upon submission of customary invoices and time detail, the Company shall, as a one-time matter, reimburse Consultant’s reasonable legal fees incurred on or prior to the date of this Agreement in connection with the review and modification of this Agreement, concurrent option awards and related contractual matters pertaining to the Consultant and Company; provided, however, that such reimbursement obligation shall be limited to $10,000.00 in the aggregate.
     5. Relationship with Northwestern University.
     The Company hereby acknowledges and agrees with Consultant regarding the following:
     a. Consultant is a full time professor at Northwestern University (“Northwestern”) and has certain duties, responsibilities and obligations to Northwestern with respect thereto (the “Northwestern Relationship”), including, without limitation, certain research and publishing responsibilities;
     b. Consultant’s relationship with the Company is subject to Northwestern’s (i) Policy on Faculty Conflict of Commitment and Conflict of Interest, (ii) Patent and Invention Policy, (iii) Technology Transfer Program and (iv) any other policies and guidelines that may be in effect from time to time to which Northwestern faculty are subject, including, without limitation, any grants Consultant may receive with respect to the Northwestern Relationship (the “Policies”);
     c. Pursuant to Consultant’s relationship with Northwestern and the Policies, Consultant can only devote a limited amount of time to the affairs of the Company; and
     d. Nothing contained in this Agreement shall be construed so as to create or result in a violation or breach of any of Consultant’s duties, responsibilities and obligations to Northwestern and under the Policies, and the Company specifically agrees that if any of the obligations of the Consultant pursuant to this Agreement should create such a violation or breach, the Consultant shall be relieved of such obligation.

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     The Consultant hereby represents and warrants that, notwithstanding the Northwestern Relationship and the Policies, the Consultant believes in good faith that he has the ability and right to provide the consulting services and fulfill the duties contracted for hereunder.
     6. Status of Parties: Indemnification.
     a. The Consultant is, and at all times during the Term shall be, an independent contractor vis-a-vis the Company. The Consultant shall have no rights to the Company’s usual employee fringe benefits, including but not limited to workers’ compensation or unemployment insurance benefits, and in no event is a contract of employment intended hereby.
     b. The Consultant represents, warrants and covenants that this Agreement is a valid, binding and enforceable agreement of the Consultant and the Consultant hereby agrees to indemnify and hold the Company harmless from and against any material loss, cost or expense incurred by the Company arising out of or which are a direct or indirect result of (i) the Consultant’s breach of a representation, warranty or covenant in this Agreement, or (ii) the Consultant’s gross negligence or reckless or intentional acts.
     c. The Company represents, warrants and covenants that this Agreement is a valid, binding and enforceable agreement of the Company and the Company hereby agrees to indemnify and hold the Consultant harmless from and against any material loss, cost or expense incurred by the Consultant arising out of or which are a direct or indirect result of (i) the Company’s breach of a representation, warranty or covenant in this Agreement, or (ii) the Company’s gross negligence or reckless or intentional acts.
     7. Tax Returns; Taxes. The Consultant agrees that he will file all tax returns and reports required to be filed by him, and pay all taxes required to be paid by him, on the basis that the Consultant is an independent contractor, rather than an employee, of the Company.
     8. Termination.
     a. The Term and the Consultant’s engagement hereunder shall terminate upon the first to occur of the following events: (1) the mutual agreement of the Company and the Consultant to so terminate this Agreement, (2) the death or permanent disability (as hereinafter defined) of the Consultant, (3) the Company’s election to terminate the Term and the Consultant’s engagement hereunder “for cause” (as hereinafter defined), or (4) as a result of the non-renewal of this Agreement by either party after the Initial Period or the then current Renewal Period, as the case may be, of the engagement in accordance with Paragraph 2 above. For purposes hereof:
     (i) The term “permanent disability” shall mean a disability of the Consultant that prevents the Consultant from fully performing his duties hereunder and continues for ninety (90) days or more in any one hundred twenty (120) day period.
     (ii) The term “for cause” shall mean any one or more of the following (A) conviction of, plea of nolo contendre by, or plea or settlement agreement by

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Consultant for theft, embezzlement, fraud, misappropriation of funds, or the breach of fiduciary duty, abuse of trust or other act of dishonesty, or the violation of any other law or ethical rule relating to the Consultant’s engagement with the Company, (B) the conviction of the Consultant of a felony or a crime involving moral turpitude by the Consultant, (C) the impending bona fide threat upon the Company of any criminal liability caused by the action or inaction of the Consultant, or (D) the Consultant’s material breach of any of the covenants set forth in Paragraphs 1, 9, or 2 of this Agreement or Paragraphs 3, 4 or 9 of the Intellectual Property Agreement; provided, however, in the case of clause (D) above only, and only to the extent that it pertains to a breach of Paragraph 1 of this Agreement, such termination shall not be effective unless and until the Company shall have given Consultant written notice that Consultant is in material breach of this Agreement (which notice shall specify the nature of such breach) and, within thirty (30) days of such notice, Consultant shall have failed to cure such breach in all material respects.

b.  In the event this Agreement is terminated pursuant to the terms hereof, the Company shall be obligated to pay the Consultant only the compensation accrued through the date of the termination, plus such other compensation as may be payable pursuant to the last sentence of Paragraph 3 above.

c.  If this Agreement is terminated at the Company’s election for cause, in addition to all of the rights and remedies available to the Company as set forth herein, the Company shall be entitled to enforce all other rights and remedies available to it at law or in equity.

d.  Notwithstanding anything to the contrary, upon the termination of the Term of this Agreement for any reason, the terms and conditions of this Agreement shall remain in full force and effect and shall be binding on and enforceable against the parties. The parties hereby acknowledge that their respective agreements pertaining to the survival of the terms and conditions of this Agreement constitute material inducements of the other party to enter into this Agreement.

e.  The Company acknowledges that it would be inappropriate for the Company to have actual knowledge of material breaches by Consultant hereunder, knowingly not act on such information, and subsequently terminate Consultant “for cause” on the basis of such old breach. Accordingly, in the event that the Board of Directors of the Company (and not merely individual members) (x) obtains actual knowledge of specific facts, events or circumstances constituting a material breach of this Agreement (y) comprehends that such facts, events or circumstances constitute such a breach, and (z) reasonably appreciates the magnitude and implications of such breach, the Company’s right to terminate Consultant for cause hereunder shall expire (but solely with respect to the matters falling within clauses (x), (y) and (z) above) ninety (90) days following the Board of Directors of the Company obtaining all such knowledge.

9.  Confidential Information. During the period of Consultant’s engagement by the Company, and after the termination thereof for any reason, Consultant agrees that, because of the

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valuable nature of the Confidential Information (as hereinafter defined), he shall use his best efforts to maintain and protect the secrecy of the Confidential Information. Without in any manner limiting the generality of the foregoing obligation, Consultant agrees that, except as required in connection with his work for the Company, he shall not, directly or indirectly, undertake or attempt to undertake any of the following activities:
     a. disclose any Confidential Information to any other person or entity;
     b. use any Confidential Information for his own purposes or for the purposes of any other person or entity;
     c. make any copies, duplicates or reproductions of any Confidential Information;
     d. authorize or permit any other person or entity to use, copy, disclose, publish or distribute any Confidential Information; or
     e. undertake or attempt to undertake any activity the Company is prohibited from undertaking or attempting to undertake by any of its present or future clients, customers, suppliers, vendors, consultants, agents or contractors.
     As used in this Agreement, the term “Confidential Information” means any knowledge, information or property (excluding information that is publicly available other than as a result of inappropriate disclosure by the Consultant) relating to, or used or possessed by, the Company other than Northwestern Intellectual Property (as defined in the Intellectual Property Agreement), and includes, without limitation, the following: Company Intellectual Property (as defined in the Intellectual Property Agreement), trade secrets, patents, patent applications, copyrights, software (including, without limitation, all programs, specifications, applications, routines, subroutines, techniques and ideas for formulae), discoveries, inventions, concepts, data, drawings, designs and documents, names of actual and prospective clients, customers, employees, agents, contractors, and suppliers, marketing information, business plans, financial information and other business records, and all copies of any of the foregoing, including notes, extracts, and memoranda prepared or suffered or directed to be prepared by Consultant based on any Confidential Information. Consultant agrees that all information possessed by him, or disclosed to him, or to which he obtains access during the course of his consultancy with the Company (excluding Northwestern Intellectual Property and/or information that is publicly available other than as a result of inappropriate disclosure by the Consultant) shall be presumed to be Confidential Information under the terms of this Agreement, and the burden of proving otherwise shall rest with Consultant.
     10. Third Party Information. Consultant understands, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (‘Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Consultant’s engagement by the Company and thereafter, Consultant agrees to hold Third Party Information in the strictest confidence and not to disclose to anyone (other than Company personnel who need to know such information in connection with their work for the

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Company) or use, except in connection with Consultant’s work for the Company, Third Party Information.
     11. Return of Confidential Information. Upon the termination of Consultant’s engagement by the Company for any reason, Consultant agrees not to retain or remove from the Company’s premises any records, files or other documents or copies thereof or any other Confidential Information whatsoever, and he agrees to surrender same to the Company, wherever it is located, immediately upon termination of his consultancy.
     12. Restrictive Covenants.
     a. Noncompetition Agreement. Consultant acknowledges that the Company has provided and may provide additional special training and resources to Consultant to enable Consultant to perform his duties as a consultant to the Company. As a result, Consultant agrees that, during the term of his engagement by the Company and for two (2) years after the termination of the Consultant’s engagement by the Company (whether such termination is with or without cause or results from Consultant’s resignation or non renewal of a consulting agreement or arrangement) (the “Restricted Period”), Consultant shall not, in the continental United States (the “Geographic Area”), (i) directly or indirectly engage in, consult with, be employed by or be connected with any business or activity that directly or indirectly competes with the Business (a “Competing Business”), (ii) own any interest in any Competing Business (other than the ownership of less than five percent (5%) of the outstanding stock of any publicly traded corporation and/or NanoInk, Inc.), or (iii) assist others to open or operate any Competing Business; provided, however, that the foregoing prohibitions set forth in clauses (i), (ii) and (iii) above shall not be deemed to have been breached to the extent that (x) the Consultant’s breach was inadvertent and under circumstances where the Consultant did not know and cannot reasonably be expected to have known, that his conduct would violate this Paragraph 12, or (y) the specific conduct in which the Consultant desires to engage and all reasonably relevant facts were fully and formally disclosed to the Board of Directors of the Company by Consultant in writing and expressly consented to in writing by formal resolution of the Board of Directors of the Company.
     b. Non-Solicitation of Clients. Consultant also agrees that, during the term of his engagement by the Company and during the Restricted Period, Consultant shall not canvass, solicit or accept any business from any of the Company’s current or former clients, including, without limitation, any of the Company’s licensees if such canvassing, solicitation or acceptance is related to the Business, unless the specific conduct in which the Consultant desires to engage and all reasonably relevant facts were fully and formally disclosed to the Board of Directors of the Company by Consultant in writing and expressly consented to in writing by formal resolution of the Board of Directors of the Company.
     c. Non-Solicitation of Employees and Consultants. Consultant also agrees that, during the term of his engagement by the Company and during the Restricted Period, Consultant shall not solicit, recommend or induce employees or consultants of the Company to terminate their employment or other relationship with the Company, unless

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expressly requested to do so by the Company, or unless the specific conduct in which the Consultant desires to engage and all reasonably relevant facts were fully and formally disclosed to the Board of Directors of the Company by Consultant in writing and expressly consented to in writing by formal resolution of the Board of Directors of the Company. Notwithstanding the foregoing, nothing herein shall prevent the Consultant from providing a letter of recommendation to an employee with respect to a future employment opportunity.
     d. General Non-Solicitation. Consultant also agrees that, during the term of his engagement by the Company and during the Restricted Period, Consultant will not without the express prior written approval of the Board of Directors of the Company (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, licensor, licensee, lessor, supplier, customer, agent, representative or any other person that has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (ii) employ or seek to employ or cause any competitive business to employ or seek to employ any person or agent who is then (or was at any time within six (6) months prior to the date the Consultant or the competitive business employs or seeks to employ such person) employed or retained by the Company.
     e. Cooperation and Clarification. The Company represents that its intent with respect to Paragraph 9 above and this Paragraph 12 is not to impose unworkable constraints on Consultant, but that its intent is instead to protect information that it reasonably and in good faith believes should be appropriately protected in the interest of the Company and its shareholders. Toward this end, the Company and Consultant agree that Consultant and the Board of Directors will meet at least one (1) time every six (6) months in order to evaluate the extent to which modifications or exceptions, if any, to Paragraph 9 above or this Paragraph 12 are appropriate. To the extent that Consultant reasonably requests more frequent or interim meetings to discuss proposed modifications or exceptions, the Company agrees that its Board of Directors or designees thereof shall make themselves reasonably available to Consultant for such purposes. Notwithstanding the foregoing, the determinations of the Company’s Board of Directors or such designees pertaining to any such modification or exception, or pertaining to the revocation of same, shall be final; provided, further, that the failure to schedule or hold any such meetings on a timely basis will not in any way diminish the obligations of Consultant hereunder, or be taken into consideration in the interpretation hereof.
     13. Reasonableness of Restrictions. After consultation with counsel selected by the Consultant, Consultant agrees and acknowledges that the restrictive covenants set forth in Paragraphs 9, 10, and 12, including the Geographic Area and Restrictive Period, are reasonable in scope and length. Consultant has agreed to the foregoing restrictive covenants because (a) he recognizes that the Company has a legitimate interest in protecting the confidentiality of its business secrets (including the Confidential Information), (b) he agrees that such noncompetition agreement is not oppressive to him nor injurious to the public, and (c) the Company has provided information and resources to Consultant.

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     14. Injunction. Because the award of monetary damages would be an inadequate remedy, in the event of a breach or threatened breach by the Consultant of any of the provisions 0f this Agreement, the Company shall be entitled to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Consultant.
     15. No Conflicting Obligation. Except as set forth herein, Consultant represents that his performance of all the terms of this Agreement and as a consultant to the Company does not and will not breach any agreement to keep in confidence information acquired by Consultant in confidence or in trust prior to his engagement by the Company or any other agreement. Consultant has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith.
     16. Amendment. No amendment, whether express or implied, to this Agreement shall be effective unless it is in writing and signed by both Consultant and a representative of the Company duly authorized to make such amendment.
     17. Waiver. No consent or waiver, express or implied, by the Company to or of any breach or default by the Consultant in the performance of his agreements hereunder shall operate as a consent to or waiver of any other breach or default in the performance of the same or any other obligations of the Consultant hereunder. The Company’s failure to complain of any such breach or default shall not constitute a waiver by the Company of its rights hereunder, irrespective of how long such failure continues.
     18. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Illinois, without regard to its conflict of laws principles.
     19. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. In addition, should any time or area restriction contained herein be found by a court to be unreasonable, such restriction shall nevertheless remain as to the time or area such court finds reasonable, and as so amended, shall be enforced.
     20. Board of Directors. The Company agrees that until completion of an initial public sale of Company securities, the earlier termination of this Agreement by Consultant for any reason or by the Company “for cause,” or such time as the Consultant shall have violated Paragraph 12 above, the Company shall cause the Consultant to be afforded a seat on the Board of Directors of the Company. The Company further covenants that as soon as is practicable, it shall use all reasonable efforts to cause the obligation set forth in this Paragraph 20 to be removed from this Agreement and incorporated into a Company shareholder agreement as a binding obligation of Company shareholders with sufficient voting power to cause Consultant’s election to the Board of Directors.

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     21. Miscellaneous. This Agreement shall apply to all periods when the Consultant is or was engaged by the Company irrespective of whether or not this Agreement is reexecuted at the beginning of each such period. The title and paragraph headings of this Agreement are intended for reference only, and they shall not be construed as limiting or affecting any of the contents of this Agreement. This Agreement is binding upon and shall inure to the benefit of the parties’ heirs, representatives, affiliates, successors or assigns. The use of any gender shall include all other genders. The provisions of this Agreement shall survive the termination of Consultant’s engagement by the Company and the assignment of this Agreement by the Company to any successor in interest or other assignee. This Agreement and the Intellectual Property Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede, on a prospective basis, any prior oral or written agreements with respect to such subject matter, including, without limitation, the Prior Agreement. This Agreement may not be assigned by the Consultant without the express written consent of the Company. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.
     22. Conditional Effectiveness. The parties hereto acknowledge, agree and direct that in the event that on or prior to November 20, 2002, any foreign company investor advises the Company that it is not satisfied with the closing procedures and timing of the Company’s Series C Preferred Stock financing or declines the Company’s request that such investor acknowledge in writing its satisfaction with such procedures and timing, this Agreement will be deemed null and void, as though neither party had executed and delivered same.
[Signatures on Following Page]

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INTELLECTUAL PROPERTY RIGHTS, NON-DISCLOSURE AND
NON-COMPETITION AGREEMENT
Nanosphere, Inc.
     THIS AGREEMENT (this “Agreement”) is made by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Chad A. Mirkin (“Consultant”) as of the 18th day of January, 2000.
PREAMBLE
     WHEREAS, Consultant owns approximately 49.4% of the common stock, $.01 par value per share, of the Company;
     WHEREAS, the Company has entered into a Series A Preferred Stock and Warrant Purchase Agreement, dated as of January 18, 2000, with certain Purchasers named therein (the “Purchase Agreement”) pursuant to which the Company will issue and sell Series A Preferred Stock and Warrants to the Purchasers;
     WHEREAS, the execution and delivery of this Agreement by the Consultant and the Company is a condition to the Purchasers’ obligations under the Purchase Agreement, including making the investment described therein;
     WHEREAS, as an inducement to the Purchasers to perform their obligations under the Purchase Agreement, including making the investment described therein, and in consideration for the Company’s engagement of the Consultant as a consultant to the Company, Consultant desires to enter into this Agreement; and
     WHEREAS, the Company is in the business of nano particle-based diagnostics and the business described in that certain Business Plan dated October 29, 1998 and prepared by the Company (collectively, the “Business”); provided, however, that the definition of Business specifically excludes, without limitation, anything related to dip-pen nanolithography.
     NOW, THEREFORE, in consideration of the terms and conditions set forth herein, in the Consultant’s Consulting and Non-Competition Agreement, dated as of the date hereof, with the Company, and in the Purchase Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and in reliance upon the recitals set forth above, which are fully made a part of this Agreement, the Company and Consultant hereby agree as follows:
     1. Acknowledgment. Subject to the terms and conditions hereof, the Company desires to preserve the goodwill of its Business and business relationships and to protect the details of its Business and affairs from disclosure and unauthorized use and to ensure ownership of or licensed rights to certain property. Consultant recognizes and acknowledges that he shall have access to a variety of knowledge, information and property related to the Company’s business or affairs and may have contact with the Company’s customers, suppliers, licensors, licensees, employees, other consultants, and similar persons and may assist in the creation and/or development of certain property.
     2. Relationship with Northwestern University.
     The Company hereby acknowledges and agrees with Consultant regarding the following:
     a. Consultant is a full time professor at Northwestern University (“Northwestern”) and has certain duties, responsibilities and obligations to Northwestern with respect thereto (the “Northwestern Relationship”), including, without limitation, certain research and publishing responsibilities;
     b. Consultant’s relationship with the Company is subject to Northwestern’s (i) Policy on Faculty Conflict of Commitment and Conflict of Interest, (ii) Patent and Invention Policy, (iii) Technology Transfer Program and (iv) any other policies and guidelines which may be in effect from time to time to which Northwestern faculty are subject, including, without limitation, any grants Consultant may receive with respect to the Northwestern Relationship (the “Policies”);
     c. Pursuant to Consultant’s relationship with Northwestern and the Policies, Consultant can only devote a limited amount of time to the affairs of the Company; and
     d. Nothing contained in this Agreement shall be construed so as to create or result in a violation or breach of any of Consultant’s duties, responsibilities and obligations to Northwestern and under the Policies, and the Company specifically agrees that if any of the obligations of the Consultant pursuant to this Agreement should create such a violation or breach, the Consultant shall be relieved of such obligation.
     The Consultant hereby represents and warrants that, notwithstanding the Northwestern Relationship and the Policies, the Consultant believes in good faith that he has the ability and right to conduct and operate the Business.
     3. Right of First Refusal With Respect to Northwestern Intellectual Property.
     a. While Consultant is engaged by the Company as a consultant, and during the course of performing Consultant’s duties, responsibilities and obligations with respect to the Northwestern Relationship, Consultant may individually, or in conjunction with others, develop technology and intellectual property that may be related to the Business and accordingly benefit the Company (the “Northwestern Intellectual Property”). Subject to the remainder of this Section 3, the Company hereby acknowledges and agrees that the Northwestern Intellectual Property, when developed, will be the property of

Northwestern and the individuals who aid in the development or discovery of such Northwestern Intellectual Property.
     b. Consultant shall not sell, transfer, assign, pledge, license or otherwise dispose of (collectively, “Transfer”) his rights in any Northwestern Intellectual Property or cause the Transfer of any Northwestern Intellectual Property, except as provided in this Section 3.
     c. Consultant shall promptly notify the Company in writing of the discovery or development of any Northwestern Intellectual Property.
     d. Upon the request and at the expense of the Company, Consultant hereby agrees that he will use his reasonable best efforts to cause Northwestern, and any other party with an interest in any such Northwestern Intellectual Property, to assign, to the extent possible and if an assignment is not possible or if otherwise requested by the Company, to license the rights of such party to such Northwestern Intellectual Property to the Company, to the extent possible and if not possible or if otherwise requested by the Company, to the Consultant.
     e. If Consultant obtains an assignment or license of all or any rights to any such Northwestern Intellectual Property, he shall promptly provide written notice to the Company of his receipt of such assignment or assignments or license or licenses.
     f. For sixty days after the Company’s receipt of the written notice from Consultant pursuant to subsection (e) above (the “Exclusive Period”), the Company shall have the exclusive right to acquire, to the extent that such acquisition is possible and if not possible or if otherwise requested by the Company, to license such Northwestern Intellectual Property from Consultant.
     g. If the Company has not notified the Consultant that it intends to license or acquire such Northwestern Intellectual Property within the Exclusive Period, Consultant shall have the right to Transfer such Northwestern Intellectual Property to a third party on terms and conditions no more favorable than those offered to the Company during the Exclusive Period.
     h. Any Transfer to the Company of Northwestern Intellectual Property pursuant to Section 3(d) or 3(f) shall be for no additional consideration.
     4. Protection of Northwestern Intellectual Property. Consultant shall use his reasonable best efforts to, and to cause any other party who holds any interest in Northwestern Intellectual Property to, take all reasonable actions to protect the Northwestern Intellectual Property, including, without limitation, taking all such actions necessary to keep such Northwestern Intellectual Property confidential until such time as such confidentiality is no longer necessary to obtain domestic and foreign patents. Upon the request of the Company,

Consultant will take all steps necessary to obtain patent protection for such Northwestern Intellectual Property.
     5. Publishing and Teaching Obligations. Subject to Section 4, the Company hereby agrees and acknowledges that the Consultant may publish articles or papers, or make lectures and presentations to students and other faculty, related to Northwestern Intellectual Property.
     6. Confidential Information. During the period of Consultant’s engagement by the Company, and after the termination thereof for any reason, Consultant agrees that, because of the valuable nature of the Confidential Information, he shall use his best efforts to maintain and protect the secrecy of the Confidential Information. Without in any manner limiting the generality of the foregoing obligation, Consultant agrees that, except as required in connection with his work for the Company, he shall not, directly or indirectly, undertake or attempt to undertake any of the following activities:
     a. disclose any Confidential Information to any other person or entity;
     b. use any Confidential Information for his own purposes or for the purposes of any other person or entity;
     c. make any copies, duplicates or reproductions of any Confidential Information;
     d. authorize or permit any other person or entity to use, copy, disclose, publish or distribute any Confidential Information; or
     e. undertake or attempt to undertake any activity the Company is prohibited from undertaking or attempting to undertake by any of its present or future clients, customers, suppliers, vendors, consultants, agents or contractors.
     As used in this Agreement, the term “Confidential Information” means any knowledge, information or property relating to, or used or possessed by, the Company other than Northwestern Intellectual Property, and includes, without limitation, the following: Company Intellectual Property (as hereinafter defined), trade secrets, patents, patent applications, copyrights, software (including, without limitation, all programs, specifications, applications, routines, subroutines, techniques and ideas for formulae), discoveries, inventions, concepts, data, drawings, designs and documents, names of actual and prospective clients, customers, employees, agents, contractors, and suppliers, marketing information, business plans, financial information and other business records, and all copies of any of the foregoing, including notes, extracts, and memoranda prepared or suffered or directed to be prepared by Consultant based on any Confidential Information. Consultant agrees that all information possessed by him, or disclosed to him, or to which he obtains access during the course of his consultancy with the Company other than Northwestern Intellectual Property shall be presumed to be Confidential Information under the terms of this Agreement, and the burden of proving otherwise shall rest with Consultant.
     7. Third Party Information. Consultant understands, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Consultant’s engagement by the Company and thereafter, Consultant agrees to hold Third Party Information in the strictest confidence and not to disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with Consultant’s work for the Company, Third Party Information.
     8. Return of Confidential Information. Upon the termination of Consultant’s engagement by the Company for any reason, Consultant agrees not to retain or remove from the Company’s premises any records, files or other documents or copies thereof or any other Confidential Information whatsoever, and he agrees to surrender same to the Company, wherever it is located, immediately upon termination of his consultancy.
     9. Assignment of Intellectual Property.
     a. During the period of his engagement by the Company as a Consultant, all intellectual property and business concepts, business plans, projections and other similar items, as well as all business opportunities, and any other confidential and/or proprietary knowledge, data or information of the Company conceived or developed by the Consultant solely in his role as a Consultant to the Company (the “Company Intellectual Property”), shall be promptly disclosed to and become the property of the Company, and Consultant hereby assigns, transfers and conveys the Company Intellectual Property and any rights Consultant may now have or hereafter acquire in and to the Company Intellectual Property or to acquire the Company Intellectual Property to the Company; provided, however, that the Company Intellectual Property shall in no event include any Northwestern Intellectual Property.
     b. Consultant further agrees to make, verify and provide to the Company any documents, instruments or other materials, and to perform such acts, necessary or advisable to vest, secure, evidence or maintain the Company’s ownership or registration of the Company Intellectual Property, and patents, copyrights, trademarks and similar foreign and domestic property rights with respect to the Company Intellectual Property. In the event the Company is unable for any reason, after reasonable effort, to secure Consultant’s signature on any document needed in connection with the actions specified in this paragraph, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, which appointment is coupled with an interest, to act for and in his behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this paragraph with the same legal force and effect as if executed by Consultant. Consultant hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Consultant now or may hereafter have for infringement of any Company Intellectual Property assigned hereunder to the Company.
     10. Restrictive Covenants.
     a. Noncompetition Agreement. Consultant acknowledges that the Company has provided and may provide additional special training and resources to Consultant to enable Consultant to perform his duties as a consultant to the Company. As a result, Consultant agrees that, during the term of his engagement by the Company and for the period which is the longer of (x) four years from the date hereof or (y) two (2) years after the termination of the Consultant’s engagement by the Company (whether such termination is with or without cause or results from Consultant’s resignation or non-renewal of a consulting agreement or arrangement) (the “Restricted Period”) Consultant shall not, in the continental United States (the “Geographic Area”), (i) directly or indirectly engage in, consult with, be employed by or be connected with any business or activity which directly or indirectly competes with the Business (a “Competing Business”), (ii) own any interest in any Competing Business (other than the ownership of less than five percent (5%) of the outstanding stock of any publicly traded corporation), or (iii) assist others to open or operate any Competing Business.
     b. Non-Solicitation of Clients. Consultant also agrees that, during the term of his engagement by the Company and during the Restricted Period, Consultant shall not canvass, solicit or accept any business from any of the Company’s current or former clients, including, without limitation, any of the Company’s licensees if such canvassing, solicitation or acceptance is related to the Business.
     c. Non-Solicitation of Employees and Consultants. Consultant also agrees that, during the term of his engagement by the Company and during the Restricted Period, Consultant shall not solicit, recommend or induce employees or consultants of the Company to terminate their employment or other relationship with the Company. Notwithstanding the foregoing, nothing herein shall prevent the Consultant from providing a letter of recommendation to an employee with respect to a future employment opportunity.
     d. General Non-Solicitation. Consultant also agrees that, during the term of his engagement by the Company and during the Restricted Period, Consultant will not without the express prior written approval of the Board of Directors of the Company (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, licensor, licensee, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (ii) employ or seek to employ or cause any competitive business to employ or seek to employ any person or agent who is then (or was at any time within six (6) months prior to the date the Consultant or the competitive business employs or seeks to employ such person) employed or retained by the Company.
     11. Reasonableness of Restrictions. Consultant agrees and acknowledges that the restrictive covenants set forth in Sections 4, 6 through 8 and 10 including the Geographic Area and Restrictive Period, are reasonable in scope and length. Consultant has agreed to the foregoing restrictive covenants because (a) he recognizes that the Company has a legitimate interest in protecting the confidentiality of its business secrets (including the Confidential Information), (b) he agrees that such noncompetition agreement is not oppressive to him nor injurious to the public, and (c) the Company has provided specialized and valuable training, information and resources to Consultant.
     12. Injunction. Because the award of monetary damages would be an inadequate remedy, in the event of a breach or threatened breach by the Consultant of any of the provisions of this Agreement, the Company shall be entitled to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Consultant.
     13. No Conflicting Obligation. Consultant represents that his performance of all the terms of this Agreement and as a consultant to the Company does not and will not breach any agreement to keep in confidence information acquired by Consultant in confidence or in trust prior to his engagement by the Company or any other agreement. Consultant has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith.
     14. Amendment. No amendment, whether express or implied, to this Agreement shall be effective unless it is in writing and signed by both parties hereto.
     15. Waiver. No consent or waiver, express or implied, by the Company to or of any breach or default by the Consultant in the performance of his agreements hereunder shall operate as a consent to or waiver of any other breach or default in the performance of the same or any other obligations of the Consultant hereunder. The Company’s failure to complain of any such breach or default shall not constitute a waiver by the Company of its rights hereunder, irrespective of how long such failure continues.
     16. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Illinois, without regard to its conflict of laws principles.

     17. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. In addition, should any time or area restriction contained herein be found by a court to be unreasonable, such restriction shall nevertheless remain as to the time or area such court finds reasonable, and as so amended, shall be enforced.
     18. Miscellaneous. This Agreement shall apply to all periods when the Consultant is engaged by the Company irrespective of whether or not this Agreement is reexecuted at the beginning of each such period. The title and paragraph headings of this Agreement are intended for reference only, and they shall not be construed as limiting or affecting any of the contents of this Agreement. This Agreement is binding upon and shall inure to the benefit of the parties’ heirs, representatives, affiliates, successors or assigns. The use of any gender shall include all other genders. The provisions of this Agreement shall survive the termination of Consultant’s engagement by the Company and the assignment of this Agreement by the Company to any successor in interest or other assignee. This Agreement and the Consulting and Non-Competition Agreement of even date herewith between the Company and Consultant, contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any prior oral or written agreements with respect to such subject matter. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.
[Signatures on Following Page]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

THE COMPANY: NANOSPHERE, INC.
By:	/s/
Name:
Title:

THE CONSULTANT:
/s/ Chad A. Mirkin
Name:

AMENDMENT TO
CONSULTING AND NON-COMPETITION AGREEMENT
     This Amendment to Consulting and Non-Competition Agreement (this “Amendment”) is made by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Chad A. Mirkin (“Consultant”), as of the 23rd day of February, 2004.
PREAMBLES
     WHEREAS, Consultant is engaged as such by the Company under the terms of a Consulting and Non-Competition Agreement made by and between the Company and Consultant, dated as of October 31, 2002 (the “Agreement”);
     WHEREAS, provisions the Agreement provide for an annual review and adjustment by the Company of the compensation to be paid to Consultant;
     WHEREAS, such an annual review has been undertaken by the Company and an adjustment agreed to between the Company and Consultant, and the parties wish to memorialize that agreement;
     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Company and Consultant hereby agree that the Agreement is hereby amended as follows:
     1. Adjustment. Section 3 of the Agreement is hereby amended to provide that the annual rate of compensation payable to Consultant for services rendered during the years 2003 and 2004 shall be $100,000 per annum, which rate shall apply retroactively as of January 1, 2003, payable as provided in Section 2 below.
     2. Payment of Adjustment Amount. The additional $40,000 payable each year to Consultant for consulting services in 2003 and 2004, over and above the $60,000 initial annual rate of compensation otherwise payable to Consultant for services during those years (the “Adjustment Amount”), shall be payable, and be paid, only from the proceeds of the Company’s next capital fund-raising round by way of sale of equity securities in an amount not less than $5,000,000 (but not including or counting the proceeds of any bridge loan financing transaction whether or not equity securities are part of the consideration). Upon consummation of such a round of new equity financing, all amounts of the Adjustment Amount accrued to that date, being the full $40,000 amount due with respect to the year 2003, plus such amounts as have been accrued to the date of such payment for 2004, shall be due and payable, in full, in cash, to Consultant. Any balance remaining due with respect to 2004 shall be paid in installments throughout the year 2004 in accordance with previous installment payment practices, on the basis of the $100,000 base rate. Beginning in the year 2005, the annual compensation rate under the Agreement may return to a lower level commensurate with Consultant’s obligations but not below the $60,000 level set forth in the terms of the original Agreement and future reviews and adjustments, if any, will be made by the Company after receiving input from Company representatives and Consultant.

     3. 2004 Review and Adjustment. The parties agree that the foregoing compensation adjustment and provision for payment satisfies the annual review and adjustment obligation of the Company for years 2003 and 2004 under the Agreement.
     IN WITNESS WHEREOF, each of the Company and Consultant have executed this Amendment to Consulting and Non-Competition Agreement as of the date first above written.

NANOSPHERE, INC.
By:
	Name:	JEFFREY J. LANEAN
	Title:	PRESIDENT & CEO

CONSULTANT
By:
	Name:	Chad A. Mirkin

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